Exhibit 99

News Release

FOR RELEASE –– JULY 17, 2013

Deborah Henretta, group president of Procter & Gamble, named to
Corning Board of Directors

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today appointed Deborah A. Henretta, group president of Global Beauty for the Procter & Gamble Company (NYSE:PG), to Corning’s Board of Directors, effective July 17.

Henretta will also serve on the board’s audit and finance committees.

She will hold office until Corning’s annual meeting of shareholders in the spring of 2014, at which time she will stand for election to a one-year term. Her appointment brings the number of Corning directors to 13.

Henretta, 52, brings deep experience to the board, particularly in marketing, advertising, and operations, as well as specific expertise in international and emerging market business. A 28-year veteran of Procter & Gamble, Henretta was named group president of the Global Beauty Sector in June 2013. Before this appointment, she led Global Beauty Care as group president.

Henretta joined P&G in 1985. She has served in a diverse range of brand, marketing, and general management roles across a wide variety of businesses, including Fabric Care, Baby Care, and Beauty. Her leadership in emerging markets began in 2005 when she was appointed president of P&G business in ASEAN, Australia and India. In 2007, she expanded her role as group president, P&G Asia, including Greater China.

Henretta served on the Singapore Economic Development Board from August 2007 to January 2013. She received a U.S. State Department appointment to the Business Advisory Council of the Asia-Pacific Economic Cooperation (APEC) from January 2008 to December 2011, and later received a U.S. presidential appointment as the first woman chair of the Business Advisory Council to APEC in January 2011. Henretta is also a member of the International Market Association Asia CEO forum, a trustee of St. Bonaventure University, and serves on the advisory Committee of the Newhouse School of Communications.

Henretta earned her bachelor’s degree in mass communications from St. Bonaventure University, from which she also holds an honorary Ph.D. She holds a master’s degree in advertising from Syracuse University’s Newhouse School of Public Communications.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

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